EXHIBIT 23.1

Consent of Independent Auditors

The Door Marketing Group, LLC

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-222847) of Dolphin Entertainment, Inc. of our report dated June 25, 2018, relating to the financial statements of The Door Marketing Group, LLC, which appears in this Form 8-K.

We also consent to the reference to us under the caption “Experts” in the Prospectus Supplement constituting a part of that Registration Statement.

/s/ BDO USA, LLP

New York, New York

July 11, 2018

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